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[FSA(R) LOGO]                                                       EXHIBIT 10.4
                                                                   July 20, 2006

Wells Fargo Bank, National Association
Sixth and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota  55479

AFS Funding Trust
AmeriCredit Financial Services, Inc.
Administrator of AFS Funding Trust
801 Cherry Street, Suite 3900
Fort Worth, Texas  76102

AmeriCredit Corp.
801 Cherry Street, Suite 3900
Fort Worth, Texas  76102

     Re: AmeriCredit Automobile Receivables Trust 2006-A-F (the "Trust")

Ladies and Gentlemen:

          This letter will confirm the agreement of AmeriCredit Corp. (the "Company"), AFS Funding Trust (the "Seller"), Wells Fargo Bank, National Association, as Trust Collateral Agent (as defined below), the Trust and Financial Security Assurance Inc. ("Financial Security") that the following nonrefundable payments are to be made in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by Financial Security of its Financial Guaranty Insurance Policy (the "Policy") in respect thereof. The amounts payable hereunder or under the Sale and Servicing Agreement (as defined below) to Financial Security or any other specified party shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to $204,000,000 Class A-1 5.5048% Asset Backed Notes, $394,000,000 Class A-2
5.61% Asset Backed Notes, $412,000,000 Class A-3 5.56% Asset Backed Notes and $340,000,000 Class A-4 5.64% Asset Backed Notes (collectively, the "Notes") of the Trust or provision being made for payments of the Notes prior to maturity. Although the Premium (as defined below) is fully earned by Financial Security as of the Closing Date, the Premium shall be payable in periodic installments as provided herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Sale and Servicing Agreement dated as of July 12, 2006 (the "Sale and Servicing Agreement"), among the Seller, the Servicer and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent (the "Trust Collateral Agent").

          The payments payable pursuant to the terms hereof (except as otherwise noted) shall constitute the "Premium" referred to in that certain Insurance and Indemnity Agreement dated as of July 12, 2006 (the "Insurance Agreement"), among the Trust, Financial Security, AmeriCredit Financial Services, Inc., as Servicer (the "Servicer"), AFS Funding Trust, as Seller (the "Seller") and the Company. This letter is the Premium Letter referred to in the Insurance Agreement. The obligations of the Company and the Seller hereunder constitute obligations of the Company and the

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Seller under the Insurance Agreement. Reference is also made to the Spread
Account Agreement dated as of July 12, 2006 (the "Spread Account Agreement"), among the Trust, Financial Security and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, which contains certain defined terms used herein. The obligations of the Trust Collateral Agent hereunder constitute the obligations of the Trust Collateral Agent under the Sale and Servicing Agreement.

                      EXPECTED CLOSING DATE: July 20, 2006

Payee                   Amount     Type of Payment   Re:
------------------   -----------   ---------------   ----------------------
Financial Security   $135,000.00    Wire transfer    Premium
Financial Security   $  3,021.72    Wire transfer    Out-of-pocket Expenses
Financial Security   $  4,000.00    Wire transfer    Accountant's Fees
Financial Security   $ 40,000.00    Wire transfer    Legal Fees
Financial Security   $  2,500.00    Wire transfer    Legal Disbursements
                     -----------
   Total:            $184,521.72
                     ===========

          The Premium payable pursuant hereto shall be calculated and payable monthly in advance on the Distribution Date (as defined in the Sale and Servicing Agreement) in each month, and the payment on each such Distribution Date shall be in an amount equal to 1.6667 basis points (20 basis points per annum or 0.016667% per month) multiplied by the aggregate outstanding principal balance of the Notes outstanding on such date (after giving effect to payments of principal made on such date) (the "Note Balance" as of such date) provided that the initial payment of Premium shall be an amount, covering the period from July 20, 2006 through August 7, 2006 that is equal to $135,000. Such initial payment of Premium, together with the out-of-pocket expenses of Financial Security, the Accountant's Fees and the Premium and the legal fees and disbursements of counsel to Financial Security specified in the table above ($184,521.72 in the aggregate) shall be paid by the Company to Financial Security on July 20, 2006 (the "Closing Date").

          For the purposes of calculating the Premium (including the Premium Supplement, if any) the Note Balance shall have the respective meanings specified above, except that the Note Balance shall not be reduced by distributions of principal made with proceeds of the Policy.

          If an Event of Default occurs and is continuing under the Insurance Agreement, Financial Security will be entitled on each Distribution Date to a Premium Supplement, in addition to the premium described in the second preceding paragraph, equal to 4.1667 basis points (50 basis points per annum or 0.041667% per month) multiplied by the Note Balance on such date (after giving effect to payments of principal made on such date).

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          Payments of Premium (including any Premium Supplement) shall be made by Federal funds wire transfers to Financial Security with the following details specifically stated on the wire instructions, unless another account is designated to you in writing by a Managing Director of Financial Security:

          Bank: The Bank of New York
          ABA #: 021000018

          For the Account of:  Financial Security Assurance Inc.

          Account #: 8900297263
          Policy Number: 51749-N

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          This letter may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which taken together shall constitute but one letter.

                                           Very truly yours,

                                           FINANCIAL SECURITY ASSURANCE INC.


                                           By: /s/ Mark Castiglione
                                               ---------------------------------
                                                       Authorized Officer

Agreed to and accepted by:

AMERICREDIT CORP.


By: /s/ Susan B. Sheffield
    ------------------------------------------------------
    Name: Susan B. Sheffield
    Title: Senior Vice President, Structured Finance


AFS FUNDING TRUST


By: AmeriCredit Financial Services, Inc.,
as Administrator


By: /s/ Sheli Fitzgerald
    ------------------------------------------------------
    Name: Sheli Fitzgerald
    Title: Vice President, Structured Finance


WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Trust Collateral Agent


By: /s/ Marianna C. Stershic
    ------------------------------------------------------
    Name: Marianna C. Stershic
    Title: Vice President

                                 PREMIUM LETTER

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AMERICREDIT AUTOMOBILE RECEIVABLES
TRUST 2006-A-F

          by WILMINGTON TRUST COMPANY, not
          in its individual capacity but solely as Owner Trustee


By: /s/ Robert J. Perkins
    ------------------------------------------------------
Title: Financial Services Officer